EXHIBIT 10.32

Promissory Note

U.S. $42,436.20	Date: March 23, 2009

_______________________________________________________________________

1.  PROMISE TO Pay. FOR Value Received, the receipt and sufficiency of which is hereby acknowledged, CALAIS RESOURCES, Inc., a Canadian corporation with a principal place of business located at 4415 Caribou Road, P.O. Box 653, Nederland, Colorado 80466 (the "Maker"), unconditionally promises to pay to the order of WALSH ENVIRONMENTAL SCIENTISTS AND ENGINEERS LLC, a Colorado limited liability company with a principal place of business at 4888 Pearl East Circle, Suite 108, Boulder, Colorado 80301 (the "Lender"), at such address as Lender or the holder hereof from time to time may designate by notice to Maker, the sum of $42,436.20 (the "Principal Amount"), or such lesser amount that may be then outstanding, together with accrued interest thereon at the rate set forth below; in lawful money of the United States of America.

2.  INTEREST. Interest shall accrue on the unpaid balance of the Principal Amount and all other amounts due hereunder in arrears from the date of this Note until the Maturity Date (as defined below) at a rate equal to six percent (6%) per annum, compounded annually (the “Interest”).

3.  PAYMENTS. (a) Commencing as of April 10, 2009 and on the tenth day of each month thereafter until and including July 10, 2009, Maker shall pay the Principal Amount and interest accrued thereon in equal monthly installments of $1,000.00 each (each, an "Installment").

(b)     Commencing as of August 10, 2009, and on the tenth day of each month thereafter until and including March 10, 2010, Maker shall pay the Principal Amount and Interest accrued thereon in equal monthly installments of $5,000.00 each (each also an "Installment”).

(c)  No later than April 10. 2010 (the “Maturity Date”), Maker shall pay to Lender the unpaid balance of the Principal Amount and all unpaid Interest accrued thereon.

(d)  In the event any payment required by this Note is not paid within five (5) days after the due date therefor, Maker shall pay to Lender a late charge equal to five percent (5%) of the amount of such payment. Such late charges shall be immediately due and payable without demand.

4.  APPLICATION OF PAYMENTS. All payments made in accordance with the terms hereof shall be applied, first to accrued Interest, and the balance, if any, to reduce the unpaid balance of the Principal Amount.

5.  PREPAYMENT. Maker may prepay this "Note, in whole or in part, at any time without penalty or premium.

6.  SECURITY. The full indebtedness evidenced by this Note is secured, inter alia, by that certain Pledge Agreement dated as of even date herewith (the "Pledge Agreement”) executed by Maker, pursuant to which Maker has pledged 511,000 shares of Restricted Common Stock of Calais Resources Inc. more particularly described therein (the "Stock"). Until released, the Pledge Agreement contains additional rights of Lender or any holder hereof that may cause Acceleration (as hereinafter defined) of the full indebtedness evidenced by this Note.

7.  DEFAULT; REMEDIES. In the event (a) any payment required by this Note is not paid within five (5) days after Maker's receipt of written notice that such payment is past due: (b) of an Event of Default (as defined in the Pledge Agreement) under the Pledge Agreement, or the occurrence of a default under any other promissory note made by Maker to Lender or any other agreement between Maker and Lender (collectively, the "'Other Notes"); (c) of the occurrence of a material default under any other agreement between Maker and any third party which default is not cured within the applicable cure period therefor (collectively, the "Other Agreements”); or (d) Maker files a petition in voluntary bankruptcy or reorganization or is adjudicated bankrupt or has a trustee appointed in an involuntary proceeding for dissolution or reorganization or makes an assignment for the benefit of creditors (a "Bankruptcy Event");

thereafter, Lender may cause the Principal Amount, or such lesser amount that may be then outstanding, and accrued interest thereon and all other amounts past due hereunder, and the entire principal amount that may be then outstanding and accrued interest thereon and all other amounts then due under all Other Notes, to at once become due and payable (“Acceleration”) upon Lender's delivery to Maker of written notice of Lenders election of Acceleration. Such notice of Acceleration shall describe, as applicable, (x) all past due amounts hereunder, including all accrued Interest thereon, and other amounts then due and payable hereunder; and (y) the relevant event of default hereunder or under the Pledge Agreement, Other Note or Other Agreement or the relevant Bankruptcy Event, Lender or the holder hereof may, in addition to the rights and remedies described above, pursue each and every other right, remedy, or power available to it under this Note, the Pledge Agreement and/or available to it at law or in equity. Upon the occurrence of a default hereunder, under the Pledge Agreement or a Bankruptcy Event, the Principal Amount, or such lesser amount that may be then outstanding, and accrued Interest thereon and all other amounts past due hereunder shall accrue interest at the rate of eighteen percent (18%) per annum.

8.  WAIVER. MAKER AND ALL GUARANTORS, ENDORSERS, SURETIES, AND ACCOMMODATION PARTIES HEREOF, AND ALL OTHER PERSONS LIABLE OR WHO BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY HEREOF, PROTEST OF ANY DISHONOR, NOTICE OF PROTEST, AND PROTEST OF THIS NOTE.

9.  NOTICES. All notices, and other communications provided for in this Note shall be in writing and mailed, sent or delivered to the receiving party at the address first set forth above, or to such other address as may be designated from time to time by a party in writing to the other party.

10.  ATTORNEY FEES AND COSTS. In addition to all other amounts due hereunder, if any attorney is engaged to enforce any obligation of Maker under this Note, then Maker and all guarantors, endorsers, sureties, and accommodation parties hereof, and all other persons liable or who become liable for all or any part of the indebtedness evidenced by this Note, shall be jointly and severally liable to Lender or any holder hereof for all reasonable legal fees and reasonable costs, and expenses incurred in connection therewith.

11.  TRANSFER OR ASSIGNMENT. Lender or any holder hereof may at any time, with or without notice to Maker, assign or otherwise transfer its rights hereunder to any third party; provided, however, that any such assignment or transfer shall also be deemed to include assignment or transfer of Lender's rights and obligations under the Pledge Agreement to such third party. In such event, such third party shall have and may exercise all of Lenders rights hereunder and under the Pledge Agreement and Maker shall not assert against such third party any defense, counterclaim or offset that. Maker may have against Lender. Maker shall, upon Maker's receipt of written notice of any such transfer or assignment, acknowledge receipt thereof in writing and shall comply with the reasonable directions and demands of such third party. Maker may not assign, delegate or otherwise transfer any of its rights and obligations hereunder without the prior written consent of Lender.

12.      GOVERNING LAW; VENUE; JURISDICTION; JURY TRIAL WAIVER. This Note shall be governed by and construed in accordance with the laws of Colorado, including all matters of construction, validity and performance. The parties agree that any action or proceeding commenced under or with respect to this Note shall be brought only in the county or district courts of Boulder County, Colorado, and the parties irrevocably consent to the jurisdiction of such courts and waive any right to alter or change venue, including by removal. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY SUIT, CLAIM, CAUSE OF ACTION OR OTHER ACTION TO ENFORCE ANY TERM OR CONDITION OF THIS AGREEMENT OR OTHERWISE ARISING OUT OF OR RELATED TO THIS AGREEMENT.

13.       ENTIRE AGREEMENT; SEVERABILITY; AMENDMENTS. This Note, together with the Pledge Agreement, constitutes the entire understanding or agreement between the parties, and there is no understanding or agreement, oral or written, which is not set forth herein or in the Pledge Agreement.  In the event any provision of this Note shall be prohibited or unenforceable in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law, or if for any reason it is not deemed so modified, it shall be ineffective only to the extent of such prohibition or unenforceability without affecting the remaining provisions hereof and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. This Note may not be amended, modified, or changed, nor shall any waiver by Lender or any holder hereof of any provision of this Note be effective, except by written instrument signed by the party against whom enforcement of such amendment, modification, or waiver is sought.

IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first written above.

Maker: Calais Resources, Inc.

By:	/s/ David K. Young
Name: David K. Young
Title: President and CEO
Address: 4415 Caribou Road, P. O. Box 653 Nederland, Colorado 80466